UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)            January 31, 2006
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio		44114

(Address of principle executive offices)		(Zip Code)
Registrant’s telephone number, including area code            (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On January 31, 2006, the Company entered into an employment agreement with its President and Chief Executive Officer, Jeffrey L. Rutherford, effective January 1, 2006. Under the agreement, Mr. Rutherford must devote substantially all of his working time and efforts to the Company. In addition, Mr. Rutherford is prohibited from competing with the Company for a period beginning with the date of his termination of employment and ending on the later of the date he no longer receives payments from the Company or two years from such termination date.
     The agreement provides for an initial annual base salary of $375,000 (which may be increased from time to time). Mr. Rutherford is entitled to receive a bonus under the Company’s bonus plan, subject to achievement of performance goals established pursuant to the plan, and to participate in any performance plan maintained by the Company. Mr. Rutherford is entitled to participate in all employee benefit programs provided to employees generally and to senior executives of the Company. Mr. Rutherford also is entitled to payment by the Company of, or reimbursement for, an executive annual physical examination and an automobile allowance of $500 per month, plus payment or reimbursement for operating expenses related to his automobile.
     If Mr. Rutherford’s employment is terminated by the Company without “cause” (as defined in the agreement) or by Mr. Rutherford for “good reason” (as defined in the agreement), Mr. Rutherford is entitled to receive the following, upon execution of a general release in favor of the Company: (i) his annual base salary previously earned but not paid through the termination date, his prior year’s annual bonus, if the bonus would have been earned had Mr. Rutherford continued employment, his accrued but unpaid vacation time, his vested options and his accrued benefits; (ii) one year’s base salary and an amount equal to his annual bonus at target level; (iii) the vesting of all unvested long-term stock incentive awards and the removal of all restrictions and conditions from such awards, provided that Mr. Rutherford must exercise such formerly unvested awards within one year of his termination date; (iv) continuation of health benefits for one year; and (v) outplacement services. The payments contemplated in (i) and (ii) which are subject to the limitations of Internal Revenue Code Section 409A will be paid as follows: one-half on the date that is six months after Mr. Rutherford’s “separation from service,” (as defined in the agreement) and the remaining one-half will be paid in one-sixth increments over the following six months.
     If Mr. Rutherford becomes entitled to payments under his retention agreement with the Company, the payments under the retention agreement will be in lieu of any other payments to be made under his employment agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: February 10, 2006	By:	/s/ Jeffrey L. Rutherford
Jeffrey L. Rutherford
President and Chief Executive Officer

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